Exhibit 99.1

Verano Expands Retail Footprint in Connecticut with the Opening of Zen Leaf Newington, the Company’s Second Social Equity Joint Venture Location in Connecticut and Fourth Dispensary Statewide

●	Located south of Connecticut’s capital and with a population of 30,000 residents[1], Zen Leaf Newington is the second of six planned social equity joint venture dispensaries the Company plans to open across the state
●	Zen Leaf Newington will welcome both medical patients and adult use customers and joins Verano’s existing Connecticut operations including Zen Leaf dispensaries in Meriden, Norwich and Waterbury, and CTPharma, a state-of-the-art 217,000 square foot cultivation and processing facility in Rocky Hill
●	The dispensary is located at 2903 Berlin Turnpike, a thoroughfare with an average daily traffic count of 32,500 vehicles[2]
●	Verano’s active operations span 13 states, comprised of 134 dispensaries and 14 cultivation and processing facilities with more than 1 million square feet of cultivation capacity

CHICAGO, October 12, 2023 – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the opening of Zen Leaf Newington, the Company’s second social equity joint venture location in Connecticut and fourth cannabis dispensary statewide, on October 13, following a ceremonial ribbon cutting at 9 a.m. local time. Zen Leaf Newington, located at 2903 Berlin Turnpike, is open Monday through Saturday from 9 a.m. to 9 p.m. and Sunday from 10 a.m. to 6 p.m.

In opening Zen Leaf Newington, Verano received support for the Company’s approved social equity plan by several local organizations, including Connecticut Foodshare, Connecticut Pardon Team, New Life II Ministries of New Britain, North Oak Neighborhood Revitalization Zone of New Britain, St. Mark’s Episcopal Church of New Britain and the New Britain Food & Resource Center.

“Opening Zen Leaf Newington, our second social equity joint venture dispensary, further demonstrates our commitment to support the equitable growth of the cannabis industry in Connecticut,” said George Archos, Verano Founder and Chief Executive Officer. “We’re grateful for the opportunity to participate in Connecticut’s cannabis industry and contribute to rectifying decades of unjust cannabis prohibition that has adversely affected countless communities across the state. We appreciate the support from the Social Equity Council, our team members, partners, the community and local organizations as we celebrate the opening of Zen Leaf Newington, and look forward to serving the community for years to come.”

Verano’s expanding vertical operations in Connecticut encompass CTPharma, a state-of-the-art, 217,000 square foot cultivation and processing facility in Rocky Hill that produces a variety of Connecticut’s most popular cannabis products, and Zen Leaf dispensaries in Meriden (hybrid), Norwich (hybrid) and Waterbury (presently medical-only). Including both Zen Leaf Newington and Zen Leaf Norwich, the Company plans to open a total of six equity joint venture dispensaries across Connecticut with its social equity partners in the months ahead, subject to obtaining all customary approvals, which would raise Verano’s total retail footprint to eight stores statewide.

Connecticut adult use customers and medical patients can visit Verano.com for more information, and may browse the Company’s extensive portfolio of high-quality cannabis products and place orders online for in-store pickup via ZenLeafDispensaries.com. Members of the media can access downloadable images, corporate information and an archive of Company press releases via Investors.Verano.com.

1 U.S. Census

2 CT Dept. of Transportation

About Verano

Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano offers a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners and produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 13 U.S. states, comprised of 14 production facilities with over 1,000,000 square feet of cultivation capacity. Learn more at www.verano.com.

Contacts:

Media

Verano

Steve Mazeika

VP, Communications

Steve.Mazeika@verano.com

Investors

Verano

Julianna Paterra, CFA

VP, Investor Relations

Julianna.Paterra@verano.com

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans, strategies or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2022 filed and subsequent quarterly reports on Form 10-Q for 2023 with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

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